UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 30, 2008

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-51349	77-0462930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3230 Scott Boulevard, Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 737-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 30, 2008, Advanced Analogic Technologies Incorporated (the “Company”) entered into a Settlement Agreement and Release (the “Agreement”) with Parviz Ghaffaripour, its former Executive Vice President and Chief Operating Officer.

Pursuant to the terms of the Agreement, Mr. Ghaffaripour will receive a severance package that primarily includes a payment of six (6) months base salary ($147,125) less applicable withholding, six (6) months of health benefits, $12,875, less applicable withholding, in consideration of Mr. Ghaffaripour’s waiver of certain rights under the Age Descrimination in Employment Act and six (6) months of accelerated vesting of Mr. Ghaffaripour’s option to purchase 500,000 shares of the Company’s Common Stock that was granted on February 2, 2007. In addition, Mr. Ghaffaripour will be eligible to receive payments under the Company’s 2008 Bonus Plan if and to the extent that the Company’s chief executive officer or chief financial officer receive a payment thereunder, in which case Mr. Ghaffaripour would be eligible to receive one-half of the amount which would have been payable to him had he remained an employee of the Company through the end of 2008.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.18 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.18	Settlement Agreement and Release by and between Parviz Ghaffaripour and Advanced Analogic Technologies, Inc., dated July 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

/s/ Brian R. McDonald
Brian R. McDonald
Chief Financial Officer, Vice President of Worldwide Finance and Secretary

Date: August 1, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.18	Settlement Agreement and Release by and between Parviz Ghaffaripour and Advanced Analogic Technologies, Inc., dated July 30, 2008.